EXHIBIT INDEX

(h)(2) Amendment to Administrative Services Agreement between Registrant and American Express Financial Corporation, dated June 3, 2002.

(h)(10) Transfer Agency Agreement between Registrant and American Express Client Service Corporation, dated May 10, 2001.

(q)(2) Officers' Power of Attorney to sign Amendments to this Registration Statement dated September 17, 2002.

(q)(4) Officers' Power of Attorney to sign Amendments to this Registration Statement dated September 18, 2002.